As filed with the Securities and Exchange Commission on April 27, 1999.
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                           -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                   THE SECURITIES ACT OF 1933
                            -------------------------

                           FOSTER WHEELER CORPORATION
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

                 New York                            13-1855904
            -----------------                 ---------------------
         (State or other jurisdiction            (I.R.S. Employer
       of incorporation or organization)       Identification Number)

         Perryville Corporate Park
           Clinton, New Jersey                      08809-4000
     ---------------------------------         -------------------
  (Address of principal executive offices)          (Zip Code)

                           FOSTER WHEELER CORPORATION
                             1995 STOCK OPTION PLAN
                           --------------------------
                            (Full title of the Plan)

                             Thomas R. O'Brien, Esq.
                    Senior Vice President and General Counsel
                            Perryville Corporate Park
                         Clinton, New Jersey 08809-4000
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (908) 730-4020
        -----------------------------------------------------
                     (Telephone number of Agent for Service)


This document consists of 11 sequentially numbered pages. The Exhibit Index is contained on page 7.

                                    page one

          CALCULATION OF REGISTRATION FEE

                                                         Proposed
            Title of                                     Maximum
            Securities                   Amount          Offering
            to be                        to be           Price Per
            Registered                  Registered       Share (1)
--------------------------------------------------------------------------------

Common Stock, $1.00 par                1,800,000          $15.50
value, including Preferred             shares (2)
Stock Purchase Rights

        (TABLE CONTINUED)

                                   Proposed
              Title of             Maximum
             Securities            Aggregate               Amount of
               to be               Offering                Registration
             Registered            Price (1)               Fee
--------------------------------------------------------------------------------

Common Stock,                     $27,900,000               $7,756.20
$1.00 par value,
including Preferred Stock
Purchase Rights

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low market prices of the Common Stock on the New York Stock Exchange on April 23, 1999.

(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to anti-dilution provisions.


                                    page two

REGISTRATION OF ADDITIONAL SHARES

         The registrant files this registration statement in order to register 1,800,000 additional shares of common stock of the registrant to be issued pursuant to the registrant's 1995 Stock Option Plan.

         Pursuant to Instruction E to Form S-8, the relevant opinions and consents are hereby provided, and the registrant pays the additional filing fee required in respect of the additional shares.


ITEM 3.  INCORPORATION BY REFERENCE

         The  registrant   hereby   incorporates  the  following   documents  by
reference:

         (a) The registrant's Registration Statement on Form S-8 filed on June 1, 1995 (Reg. No. 33-59739);

         (b) The registrant's Annual Report on Form 10-K filed for the fiscal year ended December 25, 1998;

         (c) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Amendment to Form 8-A filed on June 1, 1995 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (d) The description of the registrant's Preferred Stock Purchase Rights contained in the registrant's Registration Statement on Form 8-A dated October 2, 1987, as amended by Amendment No. 1 filed on Form 8-A/A on October 1, 1997.

         All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                                   page three

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered under the Plan has been passed upon for the registrant by Thomas R. O'Brien, Esq., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Senior Vice President and General Counsel of the registrant. As of March 31, 1999, Mr. O'Brien is the beneficial owner of 5,800 unlegended shares of Common Stock, 773 shares of legended Common Stock and holds options to acquire 71,667 shares of Common Stock.

COMMISSION POSITION ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   page four

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant, Foster Wheeler Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clinton, State of New Jersey on the 27th day of April, 1999.

                                         Foster Wheeler Corporation

                                         By  Richard J. Swift *
                                         -----------------------------------
                                         Richard J. Swift, Chairman, President,
                                         Chief Executive Officer and Director
                                         (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, on April 27, 1999.

Signature                        Title
---------                        -----
                                 Chairman, President, Chief Executive
                                 Officer and Director (Principal
Richard J. Swift *               Executive Officer)
----------------------------
                                 Vice Chairman, Chief Financial
                                 Officer and Director (Principal
David J. Roberts *               Financial Officer)
----------------------------
                                 Vice President and Controller (Principal
George S. White *                Accounting Officer)
----------------------------

Eugene D. Atkinson *             Director
----------------------------

Louis E. Azzato *                Director
----------------------------

John P. Clancey                  Director
----------------------------

David E. Farris *                Director
----------------------------

E. James Ferland *               Director
----------------------------


                                   page five

Martha Clark Goss *              Director
----------------------------

Constance J. Horner *            Director
----------------------------

Joseph J. Melone *               Director
----------------------------

John E. Stuart *                 Director
----------------------------

* Executed on behalf of the persons indicated above by Lisa Fries Gardner, duly appointed attorney-in-fact. A copy of such Power of Attorney is attached hereto as Exhibit 24.

                                        /S/ Lisa Fries Gardner
                                        ---------------------
                                        By: Lisa Fries Gardner
                                        (Attorney-in-fact)


                                    page six

                                  EXHIBIT INDEX

Number    Description                                         Page
------    -----------                                         ----

 5       Legal Opinion of Counsel                              8

 23a     Consent of PriceWaterhouseCoopers LLP                 9

 23b     Consent of Counsel - Contained in Exhibit 5

 24      Power of Attorney                                    10


                                   page seven